================================================================================


                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                  FORM 8-K/A

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 1, 1997



                            Alliance Resources Plc
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


      England and Wales                333-19013                   None
-------------------------------   --------------------     ---------------------
(State of other jurisdiction of   (Commission File            (IRS Employer
incorporation or organization)          Number)             Identification No.)


      Kingsbury House, 15-17 King Street, London                   SW1Y 6QU
--------------------------------------------------------------------------------
        (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code: 44 (171) 930-9337


================================================================================

        This Amendment No. 1 to the Current Report on Form 8-K is filed to provide the financial information required by Item 7 of the Report.

ITEM 2. Acquisition or Disposition of Assets
--------------------------------------------

        Effective May 1, 1997, Alliance Resources Plc ("Alliance"), completed its acquisition of LaTex Resources, Inc. ("LaTex"), in which a newly formed, wholly owned subsidiary of Alliance merged (the "Merger") with and into LaTex, with LaTex being the surviving corporation in the Merger. In consideration of the Merger, the former shareholders of LaTex received an aggregate of 21,448,787 shares of Alliance, par value (pounds) 0.40 per share (the "New Alliance Shares") and warrants to purchase an additional 1,927,908 New Alliance Shares.

        As a result of the Merger, after giving effect to a 40-to-1 reverse stock split of the Alliance ordinary shares, each LaTex shareholder at the close of business on April 30, 1997, received 0.85981 of a New Alliance Share for each share of LaTex Common Stock then held, 2.58201 New Alliance Shares for each share of LaTex Series A stock then held, 6.17632 New Alliance Shares for each share of LaTex Series B stock then held, and a warrant to purchase 0.85981 of a New Alliance Share for each share of LaTex Common Stock subject to warrants issued by LaTex then held.

        Alliance has also issued 1,500,000 New Alliance Shares, convertible loan notes and warrants to LaTex's bank in payment of certain fees and in exchange for an overriding royalty interest held by the bank. As a result of the Merger and related transactions, Alliance has outstanding approximately 31,052,603 New Alliance Shares, warrants to purchase up to 3,138,946 New Alliance Shares and convertible loan notes convertible into 1,078,125 New Alliance Shares.

        After the close of business on April 30, 1997, no transfer of LaTex shares will be effected. As soon as practicable, a letter of transmittal will be mailed to all holders of LaTex shares to be used by those holders in surrendering to the transfer agent of Alliance their stock certificates representing LaTex shares and to receive in exchange certificates representing New Alliance Shares. The New Alliance Shares will be listed on the London Stock Exchange under the symbol "ARS." The consideration paid in the Merger and related transactions was determined through arms-length negotiations.

        The Merger and related transactions are intended to create an oil and gas exploration, development and production company with greater opportunity for growth through domestic acquisition and participation in foreign concessions than either of the companies could achieve separately. Management of Alliance intends to focus particularly on opportunities in the United States, the former Soviet Union and the Middle East.

        The Merger and the transactions related thereto are described in greater detail in the joint Proxy Statement/Prospectus of Alliance and LaTex dated March 14, 1997, which is incorporated by reference as an exhibit to this report.

Item 7. Financial Statements and Exhibits
-----------------------------------------

        (a)  Financial statements of business acquired.

        Alliance's audited historical statements as of and for the years ended April 30, 1996, 1995 and 1994, and unaudited interim statement for the six months ended October 31, 1996, as well as LaTex's audited historical financial statements as of and for the years ended July 31, 1996, 1995 and 1994, and unaudited interim statements for the six months ended January 31, 1997, are included as exhibits to this report.

        (b)  Pro forma financial information.

        The unaudited pro forma financial statements of Alliance as of October 31, 1996, giving effect to the Merger and concurrent transactions are included as exhibits to this report.

        (c)  Exhibits.

        The following exhibits are furnished in accordance with Item 601 of Regulation S-K.

             99.1  Press Release announcing completion of the Merger.

             99.2 Proxy Statement/Prospectus of Alliance with respect to the Merger dated March 14, 1997 (incorporated by reference to the filings made pursuant to Rule 424(b)(3) on April 8 and April 11, 1997).

             99.3 Audited financial statements of Alliance as of and for the years ended April 30, 1996, 1995 and 1994.

             99.4 Unaudited interim statement of Alliance for the six months ended October 31, 1996.

             99.5 Audited historical financial statements of LaTex as of and for the years ended July 31, 1996, 1995 and 1994.

             99.6 Unaudited interim statements of LaTex for the six months ended January 31, 1997.

             99.7 Unaudited pro forma financial statements of Alliance as of October 31, 1996.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.


                                        ALLIANCE RESOURCES PLC


Date: June 13, 1997                     By: /s/ JOHN A. KEENAN
                                           -------------------------------------
                                        Name:  John A. Keenan
                                        Title: Managing Director